Exhibit 23.2


    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 12, 2005, relating to the consolidated financial statements of Harleysville Savings Financial Corporation, and incorporated by reference in the Annual Report on Form 10-K of Harleysville Savings Financial Corporation for the year ended September 30, 2005.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 21, 2006